UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) December 29, 2005

USN CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	33-42701	84-1186026
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor, Suite 200 Irving, Texas	76039
(Address of principal executive offices)	(Zip code)

(972) 686-9102

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On December 29, 2005, USN Corporation (the “Company”) entered into an employment agreement with Brad Berdow in connection with the election of Mr. Berdow as Vice President—Business Development and General Counsel of the Company. Mr. Berdow also serves as Secretary of the Company.

Pursuant to Mr. Berdow’s employment agreement, he will earn a base salary of $175,000, subject to increases in the sole discretion of the Board of Directors of the Company. In addition to the base salary, the Company granted Mr. Berdow 150,000 restricted stock units, which are fully vested and entitle Mr. Berdow to receive 150,000 shares of the Company’s common stock on January 2, 2007. Mr. Berdow may also be granted stock options for shares of the Company’s common stock. The stock options will have an exercise price equal to the trading price of the common stock at market close on the date of the grant, and will vest ratably 1/36th per month over a 36 month vesting period; provided that, as of each relevant vesting date, Mr. Berdow is then employed by the Company. In the event the Company terminates Mr. Berdow’s employment without cause, the Company will pay a severance equal to a six month portion of Mr. Berdow’s annual base salary. The foregoing description of Mr. Berdow’s employment agreement does not purport to be complete and is qualified in its entirety by the terms of the employment agreement, which is filed as Exhibit 10.12 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Reference
10.12	Employment Agreement dated December 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USN CORPORATION

Date: January 3, 2006	By:	/s/ Mark J. Miller
Name: Mark J. Miller
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Reference
10.12	Employment Agreement dated December 29, 2005

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